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                                                                   Exhibit 10.20


                        Powerchannel/ESPN Internet Group
                               License Agreement

This License Agreement ("Agreement") is between Powerchannel ("Powerchannel") at [ADDRESS] and ESPN/Starwave Partners d/b/a ESPN Internet Group, with a place of business at 77 West 66th Street, 4th Floor, New York, NY 10023 ("EIG")

EIG hereby grants Powerchannel a limited, nonexclusive, nontransferable, royalty-free, revocable license to use and display the ESPN.com logo ("EIG Logo") on the Powerchannel web service, (the "Powerchannel Service") solely for the purpose of enabling viewers of the Powerchannel Service to have direct access to EIG's web site at http:\\www.ESPNDeportes.com, (the "EIG Web Site"). EIG further grants Powerchannel the right to provide its viewers the option of installing the EIG web site, ESPNDeportes.com, as their default home page. Each of the parties agrees to all the following terms and conditions:

1. To ensure that the appearance of the EIG Logo conforms to EIG's specifications, Powerchannel shall use only HTML code supplied by EIG to access its Logo for inclusion in the Powerchannel Service.

2. Except as specifically provided herein, Powerchannel shall not acquire any right under this Agreement to use, and shall not use or assist any other party to use, either directly or indirectly, EIG's name, Logo or any other trademark owned or used by EIG or any of its affiliates. Powerchannel acknowledges that EIG or its affiliates, and its or their respective successors and assigns, shall exclusively own all rights, now known or hereafter developed, throughout the world, in and to its Logo and agrees that it will not perform any act in derogation of such EIG's rights in its Logo or that would detract from or impugn the good will and reputation of EIG and/or its affiliates.

3. Powerchannel acknowledges that EIG shall have no responsibility for any content on the Powerchannel Service. Powerchannel represents and warrants that Powerchannel Service shall contain no defamatory, obscene, or unlawful material or otherwise violate or infringe any right of any third party. Powerchannel further represents and warrants that the content of the Powerchannel Service shall comply with all relevant laws and industry standards regarding privacy and, if its Service is targeted to children, with the Federal Trade Commission's Children's Online Privacy Protection Rule. Powerchannel shall defend, indemnify and hold harmless EIG, its franchisees, subsidiaries, affiliates, agencies and distributors, and its and their shareholders, directors, officers, employees, agents, successors and assigns, from and against all actions, claims, demands, suits, liabilities, losses, damages, obligations, costs and expenses (including, without limitation, reasonable attorneys' fees), which relate to or arise out of any claim that the Powerchannel's Service violates or infringes: (a) any proprietary or other right of any third party; (b) any law, regulation, ruling, standard or directive that may govern the content of the Powerchannel Service or Powerchannel's use of the Internet; or
         (c) any representation or obligation of Powerchannel set forth in this Agreement.


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4.       EIG acknowledges that Powerchannel shall have no responsibility for any content on the EIG Web Site. EIG represents and warrants that its Web Site shall contain no defamatory, obscene, or unlawful material or otherwise violate or infringe any right of any third party. EIG further represents and warrants that it and the content of the EIG Web Site shall comply with all relevant laws and industry standards regarding privacy and, if its web site is targeted to children, with the Federal Trade Commission's Children's Online Privacy Protection Rule. EIG shall defend, indemnify and hold harmless Powerchannel, its franchisees, subsidiaries, affiliates, agencies and distributors, and its and their shareholders, directors, officers, employees, agents, successors and assigns, from and against all actions, claims, demands, suits, liabilities, losses, damages, obligations, costs and expenses (including, without limitation, reasonable attorneys' fees), which relate to or arise out of any claim that the EIG's web site violates or infringes: (a) any proprietary or other right or any third party; (b) any law, regulation, ruling, standard or directive that may govern the content of EIG's web site or EIG's use of the Internet; or (c) any representation or obligation of EIG set forth in this Agreement.

5. Powerchannel shall cause to be placed in a conspicuous location on its web site the following disclaimer or a substantially similar disclaimer:

                   ESPN.com and its Logo are trademarks of ESPN, Inc. and are used with permission solely as a means to facilitate linkage to ESPN.com's web site.

6. Either party may terminate this Agreement at any time in its sole discretion upon notice to the other party at the address set forth above. In the event of such termination, Powerchannel shall immediately remove the EIG Logo from its Service and shall discontinue providing the EIG Web Site as a default home page option. Paragraph 4 herein shall survive the termination of this Agreement.

Each of the parties has indicated below their acceptance of the terms and conditions of this Agreement.

Accepted and Agreed by;


POWERCHANNEL                            ESPN/STARWAVE PARTNERS
                                        D/B/A ESPN INTERNET GROUP

By: /s/ Ronnie Adams                    By /s/ Marie P. Donoghue
   ----------------------------           -------------------------------
Name: Ronnie Adams                      Name: Marie P. Donoghue
Title: Chief Operating Officer          Title: Vice President, Business Affairs
Date: 11-14-01                          Date: 11/19/01